Exhibit 15.5

CONSENT

To:	Critical Metals Corp. (the “Company”)

Re:	Form 20-F of the Company (the “Company”)

CSA Global South Africa (Pty) Limited (“CSA”), an ERM group company, is the authoring firm of the report titled “S-K 1300 Technical Report Summary” dated April 27, 2023, effective date December 5, 2022, regarding the mining property known as the Wolfsberg Lithium Project (the “Project”) which was prepared in accordance the United States Securities and Exchange Commission (“SEC”) S-K regulations (Title 17, Part 229, Items 601 and 1300 to 1305) for the Company (the “Expert Report”).

CSA understands that the Company wishes to make reference to CSA’s name and the Expert Report in its Report on Form 20-F (the “Form 20-F”) to be prepared and filed by the Company. CSA further understands that the Company wishes to incorporate by reference extracts and/or information from, the Expert Report in the Form 20-F related to the Project. CSA has been provided with a copy of the Form 20-F, and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Registration Statement, CSA does hereby consent to:

●	the use of, and references to, its name in the Form 20-F;

●	the use of, and references to, the Expert Report in the Form 20-F; and

●	the use of, in the Registration Statement, extracts and information from the Expert Report, or portions thereof (collectively, the “Undersigned’s Information”).

CSA confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the SEC.

CSA also confirms that its representatives have read the disclosure in the Registration Statement that relate to the Undersigned’s Information and the Project, and CSA confirms that the disclosure included in the Registration Statement does not contain a misrepresentation.

Dated: March 4, 2024

By:	/s/ Graham Jeffress
Name:	Graham Jeffress
Title:	Partner, Service Lead – Sustainable Mining Services